EXHIBIT 99.1

MOVADO GROUP ANNOUNCES AGREEMENT TO ACQUIRE MVMT

~ Expands Movado Group's Brand Portfolio by Adding a Millennial Focused Brand with Global Growth Potential ~
~Accelerates Movado Group's Digital Strategy ~
~ Expected to be Accretive to Fiscal Year 2019 Results ~

Paramus, NJ – August 15, 2018 -- Movado Group, Inc. (NYSE: MOV) (the "Company") today announced that it has entered into a definitive agreement to acquire MVMT Watches Inc., the owner of MVMT ("MVMT"), a global aspirational lifestyle brand. The purchase price is comprised of an initial payment of approximately $100 million, or approximately $85 million net of tax benefits that are anticipated to be generated from the acquisition, and two future contingent payments that combined could total up to an additional $100 million before tax benefits. The exact amount of the future payments will be determined by MVMT's future financial performance with no minimum required future payment. The acquisition will be funded through cash and borrowings under the Company's revolving credit facility; the purchase price will be subject to working capital and other closing adjustments. The closing of the acquisition is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected to close on or about October 1, 2018.

MVMT was founded by Jacob Kassan, 27, and Kramer LaPlante, 26, in Los Angeles in 2013, initially selling watches and later adding sunglasses and accessories in 2017. Since inception, MVMT has experienced significant growth with expansion into 160+ countries largely through a leading direct-to-consumer business model. MVMT products are designed for the millennial consumer with the goal of changing the way the customer thinks about fashion by delivering high quality watches and accessories at an affordable price. MVMT's world-class digital strategy has driven high brand awareness across social media with an active community of 4.5 million followers, in addition to strong customer acquisition, and category leading site traffic. MVMT products are primarily sold through its global e-commerce site and also a few select retailers in the United States such as Nordstrom and Bloomingdales. MVMT has approximately 40 employees, all based in its head office in Los Angeles. Kassan and LaPlante have been recognized as leaders in the field of ecommerce having been named to Forbes 30 under 30.

The benefits of the proposed transaction include:

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Adds a category leading millennial brand created though world-class digital execution that has driven a strong track record of growth, category-leading site traffic and growing customer relationships that will position Movado Group to accelerate its digital strategy.

•
Provides a significant global growth opportunity to Movado Group's portfolio as MVMT continues to cross-sell products within its existing portfolio, expand product offerings within its core categories of watches, sunglasses and accessories, and grow its presence in new markets through its direct-to-consumer and wholesale business.

•	Allows MVMT to benefit from Movado Group's global infrastructure and distribution network to help accelerate MVMT's expansion in untapped categories, channels and geographies.
•	Increases Movado Group's exposure to both aspirational and millennial consumers through MVMT's differentiated and affordable watches, sunglasses and accessories.
•	Strengthens Movado Group's digital and direct-to-consumer capabilities.

In its last fiscal year ended December 31, 2017, MVMT achieved revenue of approximately $71 million. Upon closing, Movado Group expects the transaction to be accretive to its fiscal 2019 results, exclusive of transaction-related charges and the amortization of anticipated purchase accounting adjustments. Movado Group will discuss the transaction in more detail when it reports its second quarter fiscal 2019 results.

MVMT will continue to operate under the leadership of founders Jake Kassan and Kramer LaPlante, who are expected to retain MVMT's talented team in Los Angeles.

Efraim Grinberg, Movado Group's Chairman and Chief Executive Officer, stated, "Jake and Kramer have built an incredible brand and business in just five years and we are excited to have MVMT join Movado Group. Today's announcement marks an important milestone for Movado Group. The acquisition of MVMT will provide us greater access to millennials and advances our Digital Center of Excellence initiative with the addition of a powerful brand managed by a successful team of highly creative, passionate and talented individuals. This announcement comes on the heels of last year's successful acquisition of our millennial focused brand, Olivia Burton. We believe significant growth opportunity lies ahead for MVMT through category, channel and geographic expansion by leveraging our scale and infrastructure. I am looking forward to welcoming Jake and Kramer, along with their 40 employees, to our Company."

Jake Kassan, Co-founder and Chief Executive Officer of MVMT, stated, "As we looked at the future for MVMT, we felt Movado Group was the perfect fit to continue our growth. We share many of the same strategies as the Movado Group including a focus on unique design, product innovation, and providing compelling value for the consumer, which aligns us on future plans for our brand and will create a smooth transition. Movado Group has the expertise and resources to help expand MVMT to many untapped markets around the world."

Kramer LaPlante, Co-founder and Chief Operating Officer of MVMT, added, "We are thrilled to become part of the Movado Group family. We are eager to capitalize on the operating platform that Movado Group provides to allow MVMT to reach its full potential. We've long admired Movado Group's beautiful and innovative watches and the MVMT team is very excited to become part of their powerful portfolio."

Movado Group's financial advisor for this transaction is Centerview Partners LLC and its legal advisor is Paul, Weiss, Rifkind, Wharton & Garrison LLP.  MVMT's financial advisor is Rothschild & Co and its legal advisor is Cooley LLP.

CONTACT:	ICR, Inc. Investors: Rachel Schacter/Allison Malkin 203-682-8200 Media: Alecia Pulman/Brittany Fraser Alecia.Pulman@icrinc.com / Brittany.Fraser@icrinc.com 203-682-8200

Safe Harbor
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to satisfaction of the conditions to closing set forth in the acquisition agreement, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company's products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the June 23, 2016 referendum advising that the United Kingdom exit from the European Union) and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of "smart" watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the continuation of the company's major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business outside the United States including, without limitation, import duties, tariffs, quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.